UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 23, 2008
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)

(214) 841-6111
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
On December 23, 2008, Chairman Darwin Deason (the “Chairman”) agreed, at the request of Affiliated Computer Services, Inc. (the “Company”), to amend the Supplemental Executive Retirement Agreement dated December 1998, between the Chairman and the Company, as amended in August 2003 and June 2005 (the “Agreement”), in order to ensure that the Agreement will comply with Section 409A of the Internal Revenue Code (“Section 409A”). Prior to this amendment to the Agreement (the “Amendment”), the Agreement provided that the Chairman would receive a retirement benefit, equal to an actuarial calculated amount based on a percentage of his average monthly compensation, upon the occurrence of certain events. The compensation provided under the Agreement constitutes “nonqualified deferred compensation” within the meaning of Section 409A.
The Company has determined that certain aspects of the Agreement may not currently satisfy the complex requirements of Section 409A.  Pursuant to transition rules under Section 409A that allow companies to make certain changes to deferred compensation arrangements this year, the Company requested that the Chairman agree that, on January 1, 2009, the Agreement be terminated and that the Chairman receive a cash lump sum, even though he is not retiring. The cash lump sum, which is currently estimated to be approximately $9.5 million, as determined pursuant to the Amendment, is consideration for (1) the accrued benefit that the Chairman would have earned under the Agreement, as if normal retirement occurred on January 1, 2009, (2) the costs the Chairman incurred in connection with the exercise of options issued to the Chairman in connection with the Agreement in 1998 and (3) the termination of stock options issued to the Chairman in connection with the Agreement in 2003.  Thereafter, the Company will have no obligations to the Chairman pursuant to the Agreement or the related options.
In order to satisfy the requirements of Section 409A, on December 23, 2008, the Compensation Committee and Board of Directors of the Company also approved (1) an amendment (the “Chairman Employment Agreement Amendment”) to the Employment Agreement with the Chairman originally dated as of February 16, 1999 and amended as of December 7, 2007; (2) an amendment (the “CEO Employment Agreement Amendment”) to the Amended and Restated Executive Employment Agreement effective as of May 1, 2008 between the Company and Lynn Blodgett; and (3) amendments (the “CoC Amendments”) to the Change of Control Agreements that the Company previously entered into with its other executive officers.
The descriptions set forth in this Item 5.02 are general in nature and are qualified in their entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Form 8-K, the Chairman Employment Agreement Amendment filed as Exhibit 10.2 to this Form 8-K, the CEO Employment Agreement Amendment filed as Exhibit 10.3 to this Form 8-K and the CoC Amendments filed as Exhibit 10.4 to this Exhibit 8-K.
   (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	Amendment No. 3 to Supplemental Executive Retirement Agreement between the Company and Darwin Deason.

10.2	Amendment to Employment Agreement between the Company and Darwin Deason.

10.3	Amendment to Amended and Restated Executive Employment Agreement between the Company and Lynn Blodgett.

10.4	Amendment to Change of Control Agreements with certain executive officers.

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
Date: December 30, 2008
	By:	/s/ Kevin Kyser
		Name:	Kevin Kyser
		Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 3 to Supplemental Executive Retirement Agreement between the Company and Darwin Deason.

10.2	Amendment to Employment Agreement between the Company and Darwin Deason.

10.3	Amendment to Amended and Restated Executive Employment Agreement between the Company and Lynn Blodgett.

10.4	Amendment to Change of Control Agreements with certain executive officers.

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